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                                                                   EXHIBIT 10(c)

            AMENDMENT NO. 1 TO EXECUTIVE CHANGE-IN-CONTROL AGREEMENT

         This Amendment No. 1 to the Executive Change-in-Control Agreement (this "AMENDMENT"), dated as of October 30, 2003, is by and between The Lamson & Sessions Co., an Ohio corporation (the "COMPANY") and EXECUTIVE (the "EXECUTIVE").

         WHEREAS, the Company and Executive are parties to an Executive Change-in-Control Agreement, dated as of DATE OF CURRENT AGREEMENT (the "AGREEMENT"); and

         WHEREAS, the Company and Executive desire to amend the Agreement as set forth in this Amendment.

         WHEREAS, capitalized terms not defined in this Amendment have the meanings ascribed to such terms in the Agreement.

         NOW THEREFORE, in consideration of the agreements contained herein and such other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Amendment.

         (a) Section 2(b) of the Agreement is hereby amended in its entirety as follows:

                  "(b)     The Period of Employment shall commence on the date
         of an occurrence of a Change in Control and, subject only to the provisions of Section 4 hereof, shall continue until the earlier of (i) the expiration of the SECOND or THIRD anniversary of the occurrence of the Change in Control, or (ii) the Executive's death; provided, however, that commencing on each anniversary of the Change of Control, the expiration of the Period of Employment provided for under clause
         (i) of this Section 2(b) shall automatically be extended for an additional year unless, not later than 90 calendar days prior to such anniversary date, either the Company or the Executive shall have given written notice to the other that the Period of Employment shall not be so extended."

         (b) Section 4(b)(i) of the Agreement is hereby amended in its entirety as follows:

                  "(b)     In the event of the occurrence of a Change in
         Control, during the Period of Employment the Executive shall be entitled to the benefits as provided in Section 5 hereof upon the occurrence of one or more of the following events:

                  (i) Any termination by the Company of the employment of the Executive, which termination shall be for any reason other than for Cause or as a result of the death of the Executive or by reason of the Executive's disability and the actual receipt of disability benefits in accordance with Section 4(a)(ii) hereof; or"

         2. Effect on the Agreement. Except as expressly provided for herein, this Amendment shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of the Agreement, and the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

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         3.       Conditions to Effectiveness. This Amendment shall be effective upon its execution and delivery by Executive and a duly authorized officer of the Company.

         4. Counterparts. This Amendment may be executed in one or more counterparts by the parties hereto, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         5. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties have executed or caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

                                          THE LAMSON & SESSIONS CO.

                                          BY:________________________________
                                          TITLE:

                                          ___________________________________
                                                      EXECUTIVE

Effective Date: October 30, 2003